Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 8, 2017, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-231095) and related Prospectus of Chewy, Inc. for the registration of 47,840,000 shares of its Class A common stock.

/s/ Ernst & Young LLP

Miami, Florida

June 12, 2019